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                                                                    Exhibit 23.5

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation's Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement
No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement
No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement
No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3/A, Registration Statement
No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3, Registration Statement No. 333-43908 on Form S-4/A, Registration Statement
No. 333-46564 on Form S-3, Registration Statement No. 333-45916 on Form S-4/A, Registration Statement No. 333-49644 on Form S-4, Registration Statement
No. 333-46564 on Form S-3/A, and Registration Statement No. 333-49644 on
Form S-4/A, of our report dated February 18, 2000, on Electrificadora del Caribe S.A. E.S.P's financial statements for the year ended December 31, 1999, included in this current report on Form 8-K/A of The AES Corporation dated March 16, 2001.

Deloitte & Touche


Ismael Duque Montenegro
Bogota, Columbia
March 15, 2001